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                                                                   Exhibit 23(b)






The Board of Directors
Astrex, Inc.

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.





                                                           KPMG Peat Marwick LLP





Jericho, New York
August 13, 1998